Exhibit 99.1

EXECUTIVE SEPARATION AND RELEASE AGREEMENT

This Agreement is effective as of May 15, 2007, and is by and among Daniel D. Giacopelli (“Executive”) and Telular Corporation, a Delaware corporation (the “Company”).

RECITALS:

A. Executive is a director and the Chief Technology Officer and Executive Vice President of Company.

B. Executive and Company are parties to that certain Severance Agreement dated as of February 1, 2005 (the “Severance Agreement”).

B. Executive has submitted to Company his resignation as an officer and director of Company.

C. Executive and Company wish to make certain arrangements, relating to the terms of Executive’s severance payment, as specified herein.

AGREEMENT:

1. Termination. Company has accepted Executive’s resignation as an officer and director of Company, effective on the date hereof. Company and Executive agree that Executive’s employment by Company will terminate on May 25, 2007 (the “Termination Date”). Such termination shall, for purposes of the Severance Agreement, constitute termination without “Cause,” as such term is defined in the Severance Agreement.

2. Interim Services. Until the Termination Date, Executive’s duties under the Employment Agreement shall consist of providing such transitional assistance and support to Company as the Board of Directors or the Chief Executive Officer may reasonably request. Following the Termination Date and until November 25, 2007, Executive shall, upon the reasonable request of the Board of Directors or the Chief Executive Officer and to the extent that doing so does not interfere with his duties to any subsequent employer, make himself available to the Company to answer questions, facilitate contacts with third parties, and otherwise facilitate the transition of his functions to new personnel.

3. Clarification of Severance Arrangements. On the Termination Date, Company shall pay to Executive (i) the amount of any accrued and unpaid salary for the period ended May 25, 2007; (ii) the amount of any accrued but unused paid time off that Executive may have as of the Termination Date in accordance with Company’s paid time off policy; and (iii) reimbursement, in accordance with applicable Company policies, procedures and standards, for any business expenses for which Executive is entitled to reimbursement. On the date ten (10) days following the Termination Date, provided that Executive has executed on the Termination Date and has not, within the seven (7) days thereafter, rescinded the Release specified in Section 8(b), Company shall pay to Executive the $125,000 severance payment (representing six months’ salary) specified in Section 1 of the Severance Agreement. For the period commencing on the Termination Date and ending on the earlier of (i) November 30, 2007, and (ii) the date upon which Executive becomes eligible to participate in the medical insurance plan of a subsequent employer, the Company shall also pay on behalf of Executive the insurance premiums associated with the continuation pursuant to COBRA of Executive’s medical insurance coverage under the Company’s medical plans. All payments to be made pursuant to this Section 3 shall be subject to appropriate withholding for federal, state and other applicable taxes.

4. Stock Options. Executive is currently the holder of a total of 243,542 outstanding stock options issued to him by Company, of which, on the Termination Date, 193,542 will be vested. The 31,667 options which, in accordance with the terms of the applicable stock option agreements, will be unvested on the Termination Date and will not become vested on or before October 28, 2007, shall, in accordance with the terms of such stock option agreements, terminate on the Termination Date. The 18,333 options which, in accordance with the terms of the applicable stock option agreements, will not be vested on the Termination Date but which will become vested on or before October 28, 2007, shall instead terminate on the date set forth on Schedule 1 hereto, and will become exercisable upon the date indicated on Schedule 1 hereto (and the relevant stock option agreements are hereby amended to reflect such extension of the terms thereof). The remaining 193,542 options shall terminate in accordance with the termination provisions set forth on Schedule 1 hereto (and the relevant stock option agreements are hereby amended to reflect the extension of the exercise periods for such stock options until the date specified on Schedule 1 hereto), in each case if such option has not been exercised prior to the date on which it would otherwise terminate.

5. Ownership of Material Information. Executive hereby confirms that all right, title and interest of every kind and nature whatsoever in and to discoveries, inventions, improvements, patents (and applications therefor), copyrights, ideas, processes, developments, know-how, laboratory notebooks, creations, properties and all other proprietary rights arising from, or in any way related to, Executive’s employment by Company, whether developed by Executive independently or jointly with others (Intellectual Property”), is and remains the exclusive property of Company, and Executive has no interest therein. If Company elects to seek patent or other protection with respect to an Intellectual Property, Executive shall, at Company’s expense, take all actions reasonably requested by Company to obtain such protection for the benefit of Company and to fully vest in Company and its successors and assigns full right and title to such Intellectual Property. On or before the Termination Date, Executive shall return to Company all property of Company, including all copies of or relating to any Intellectual Property, in the possession or under the control of Executive.

6. Confidentiality. Executive shall not disclose to anyone any confidential information concerning the business or affairs of Company (or of any affiliate or subsidiary of Company), including but not limited to lists of and records relating to customers, business plans, business negotiations, market information, financial and cost information, and scientific and technical information (whether of Company or entrusted to Company by a third party under a confidentiality agreement or understanding) that Executive shall have acquired in the course of, or incident to, the performance of his duties to Company or pursuant to any prior dealings with Company or any affiliate or subsidiary of Company. Executive shall hold in strictest confidence, as a fiduciary, any and all such confidential information, and shall comply with all instructions of Company for preservation of the confidentiality of such information. In the event of a breach or threatened breach by Executive of the provisions of this Section 6, Company shall be entitled to an injunction restraining Executive from disclosing, in whole or in part, such information or rendering any services to any person, firm, corporation, association or other entity to whom such information has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting Company form pursuing any other remedies available to Company for such breach or threatened breach, including the recovery of damages from Executive. Nothing herein shall be construed as prohibiting Executive from disclosing to anyone any information that is, or that becomes, available to the public (other than by reason of a violation of this Section 6) or that is a matter of general business knowledge or experience.

7. Non-Competition. (a) Executive hereby agrees that for a period of six months following the Termination Date, he will not, directly or indirectly, in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 5% in a company with publicly traded equity securities), (i) own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business competing with any business of Company in which he participated during the two years immediately preceding the Termination Date, or (ii) interfere with, solicit on behalf of another or attempt to entice away from Company (or any affiliate or subsidiary of Company) (x) any project, financing or customer that Company (or any affiliate or subsidiary of Company) has under contract (including unfulfilled purchase orders), or any letter of supply or other supplier contract or arrangement entered into by Company (or any affiliate or subsidiary of Company), and all extensions, renewals and resolicitations of such contracts or arrangements, (y) any contract, agreement or arrangement that Company (or any affiliate or subsidiary of Company) is actively negotiating with any other party, or (z) any prospective business opportunity that Company (or any affiliate or subsidiary of Company) has identified. Executive hereby further agrees that for a period of one year following the Termination Date, he will not, directly or indirectly, in any way, whether as principal or as director, officer, employee, consultant, agent, partner or stockholder to another entity (other than by the ownership of a passive investment interest of not more than 5% in a company with publicly traded equity securities), for himself or another, hire, attempt to hire, or assist in or facilitate in any way the hiring of any employee of Company (or any affiliate or subsidiary of Company), or any employee of any person, firm or other entity, the employees of which Company (or any affiliate or subsidiary of Company) has agreed not to hire or endeavor to hire.

(b) Because of Executive’s knowledge of Company’s business, in the event of Executive’s actual or threatened breach of the provisions of Section 7(a), Company shall be entitled to, and Executive hereby consents to, an injunction restraining Executive from any of the foregoing, without limitation of any other remedy that may be available to Company at law or in equity. The parties agree that, because of the nature of Company’s relationship with its customers and the nature of the confidential information possessed by Executive, the provisions of this Section 7 are necessary and reasonable (in terms of time, scope, and geography) to protect Company in the conduct of its business. If any restriction contained in this Section 7 shall be deemed to be invalid or unenforceable by reason of the extent, duration or geographic scope thereof, then the extent, duration and geographic scope of such restriction shall be deemed to be reduced to the fullest extent, duration and geographic scope permitted by law and enforceable.

8. Release. (a) As consideration for the severance payment and other undertakings of Company herein, including the continuation of employment through May 25, 2007, Executive hereby releases and agrees not to sue Company and its subsidiaries and directors, officers, principals, employees, agents, insurers and affiliates of any of them with respect to any and all claims, whether in law or in equity, or whether known or unknown, related to his/her employment or termination from employment with Company and its subsidiaries and its and their predecessors (collectively, “Claims”). Such Claims include, without limitation, any claims under any applicable laws, statutes or regulations; claims for discrimination on the basis of race, sex, age, national origin, religion, sexual preference, disability or claims under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, or the City of Chicago Human Relations Ordinance, or any comparable laws of the State of New York or any subdivision thereof; any claims under common law, such as contract or tort claim; and any claims for reinstatement or rehire by Company or claims for compensation or benefits other than those set forth in Sections 3 and 4 above. Notwithstanding the forgoing, the above release specifically excludes: (i) any claims that may arise out of events taking place after the effective date of this Agreement, (ii) any claims against Company for breach of its obligations under this Agreement, and (iii) the performance by Company of any obligations arising after the date hereof under the stock option agreements referenced in Section 4.

(b) Without limiting the effect of the foregoing release, on the Termination Date Executive shall execute and deliver to Company a Release, in the form attached hereto, dated the Termination Date.

9. Representation and Acknowledgement. Executive represents that he has read and understands the provisions of this Agreement and that he is entering into the Agreement voluntarily and of his own free will. Executive has twenty-one (21) days to consider whether to accept the terms of this Agreement and seven (7) days after execution to serve upon Company a revocation of his acceptance in writing. This Agreement shall not become effective until after the expiration of that seven-day period. Executive acknowledges that he has been advised of his/her right to consult with an attorney in reviewing this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

TELULAR CORPORATION

By : /s/ Michael J. Boyle
Michael J. Boyle
Chief Executive Officer

/s/ Daniel D. Giacopelli

Daniel D. Giacopelli

SCHEDULE 1

Stock Option Termination Provisions

Vested Options

		Number Vested and
Grant Number	Grant Date	Unexercised	Exercise Price	Termination Date
00000535	10/28/1997	62,500	$12.25	10/28/2007

00000928	10/27/1998	26,042	$3.752	10/28/2007

00001374	10/1/2002	25,000	$2.47	10/28/2007

00001556	12/15/2003	75,000	$6.58	10/28/2007

00001772	10/24/2005	5,000	$3.52	10/28/2007

Unvested Options

		Number Vested and		Date First
Grant Number	Grant Date	Unexercised	Exercise Price	Exercisable	Termination Date
00001772	10/24/2005	5,000	$3.52	10/24/2007	10/28/2007

00001913	7/21/2006	13,333	$2.09	7/21/2007	10/28/2007

May 25, 2007

RELEASE

As consideration for the severance payment and other undertakings of Telular Corporation, a Delaware corporation (“Company”), specified in that certain Separation and Release Agreement dated as of May 25, 2007, between the undersigned and Company (the “Separation Agreement”), the undersigned hereby releases and agrees not to sue Company and its subsidiaries and directors, officers, principals, employees, agents, insurers and affiliates of any of them with respect to any and all claims, whether in law or in equity, or whether known or unknown, related to his/her employment or termination from employment with Company and its subsidiaries and its and their predecessors (collectively, “Claims”). Such Claims include, without limitation, any claims under any applicable laws, statutes or regulations; claims for discrimination on the basis of race, sex, age, national origin, religion, sexual preference, disability or claims under Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, or the City of Chicago Human Relations Ordinance, or any comparable laws of the State of New York or any subdivision thereof; any claims under common law, such as contract or tort claim; and any claims for reinstatement or rehire by Company or claims for compensation or benefits other than those set forth in Sections 3 and 4 of the Separation Agreement. Notwithstanding the forgoing, the above release specifically excludes: (i) any claims that may arise out of events taking place after the effective date of this Release, (ii) any claims against Company for breach of its obligations under the Separation Agreement, and (iii) the performance by Company of any obligations arising after the date hereof under the stock option agreements referenced in Section 4 of the Separation Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Release as of the date first written above.

/s/ Daniel D. Giacopelli

Daniel D. Giacopelli